Exhibit 99.1
Synalloy Announces Closing of Highly Successful $10 Million Rights Offering

– Rights Offering Was Fully Subscribed –

Richmond, Virginia, December 17, 2021 – Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, today announced the closing and full subscription of its rights offering that commenced on November 30, 2021 (the “Rights Offering”).

The Rights Offering resulted in the sale of a total of 785,103 shares of the Company’s common stock at a price of $12.75 per share. Aggregate gross proceeds from the Rights Offering was approximately $10 million. After giving effect to such new share issuance, the Company has 10,163,458 shares of common stock issued and outstanding as of the date hereof.

A prospectus supplement relating to the Rights Offering was filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2021 and is available on the website of the SEC. Subscription rights that were not exercised by 5:00 pm Eastern Daylight Time on December 16, 2021 have expired. Any excess subscription payments received by the Subscription Agent will be returned to the respective holders.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its web site at www.synalloy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw material availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring

Exhibit 99.1
trained employees; labor efficiencies; risks associated with acquisitions; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.

Company Contact
Aaron Tam
Chief Financial Officer
1-804-822-3260

Investor Relations
Cody Slach and Cody Cree
Gateway Investor Relations
1-949-574-3860
SYNL@gatewayir.com

Rights Offering Information Agent
Saratoga Proxy Consulting, LLC
1-888-368-0379
info@saratogaproxy.com
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